EXHIBIT 10.1

AGREEMENT

AGREEMENT dated as of this 30th day of June, 2009, by and among Prime Logic Capital LLC, a Delaware limited liability company (“PLC”), Cantor Fitzgerald & Co., a New York partnership (“Cantor”), and Nathan’s Famous, Inc., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, PLC is, on the date hereof, the record and beneficial owner of 238,129 shares of Common Stock, par value $.01 per share, of the Company (the “Shares”); and

WHEREAS, pursuant to the terms and conditions contained herein, (i) PLC wishes to sell the Shares to Cantor, (ii) Cantor wishes to purchase the Shares from PLC and resell the Shares to the Company, and (iii) the Company wishes to purchase the Shares from Cantor.

NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

1.           Sale of Shares.

A.           PLC hereby agrees to sell the Shares to Cantor, and Cantor hereby agrees to purchase the Shares from PLC.  Cantor shall pay to PLC $12.60 per share and   PLC shall deliver the Shares to Cantor by means of book entry transfer.  Cantor shall deliver funds upon receipt of shares and the transaction shall settle in the ordinary manner on T+3 from trade date.

B.           Subject to and conditioned upon the consummation of the sale of the Shares from PLC to Cantor referred to in Section 1(A) hereof, Cantor hereby agrees to sell the Shares to the Company, and the Company hereby agrees to purchase the Shares from Cantor.  The Company shall pay to Cantor $12.63 per share and Cantor shall deliver the Shares to the Company by means of book entry transfer.  The Company shall deliver funds upon receipt of shares and the transaction shall settle in the ordinary manner on T+3 from trade date.

2.           PLC  Acknowledgements.  PLC hereby acknowledges the following to Cantor and the Company:

A.           Cantor or the Company has, or may have, material, non-public information relating to the Company, including relating to the Company’s results of operations for the fiscal quarter ending June 28, 2009.

B.           any non-public information may impact the value of the Shares being sold.

C.           PLC has not requested and does not wish to receive any non-public information from the Company.

3.           Cantor  Acknowledgements.  Cantor hereby acknowledges the following to the Company:

A.           the Company has, or may have, material, non-public information relating to the Company, including relating to the Company’s results of operations for the fiscal quarter ending June 28, 2009.

B.           any non-public information may impact the value of the Shares being sold.

C.           Cantor has not requested and does not wish to receive any non-public information from the Company.

4.           PLC Representations, Warranties and Covenants.  PLC hereby represents, warrants and covenants to Cantor and the Company as follows:

A.           PLC has full corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder.  This agreement and each other document, instrument or agreement executed and delivered by PLC in connection with the transactions contemplated hereby has been duly executed and delivered by PLC and constitutes the valid and legally binding obligation of PLC, enforceable against it in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights.

B.           PLC is the legal and beneficial owner of the Shares and has the right to transfer the whole of the legal and beneficial interest in and title to the Shares, which will be transferred to the Company on the closing date free from any pledge, charge, security interest, hypothecation, restriction, encumbrance, right to acquire, right of pre-emption, option, conversion right, third party right or interest right of set off or counterclaim, equities, trust arrangement or any other type of preferential agreement (collectively, “Liens”).

C.           Notwithstanding the provisions of Section 2, PLC has sufficient information on which to base its decision to sell the Shares.

D.           Neither Cantor nor the Company has made any representations (oral or otherwise) upon which PLC is relying in connection with the sale of the Shares.

E.           PLC has conducted its own analysis and its own due diligence with respect to the transaction, and it has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to sell the Shares.

F.           PLC is experienced and sophisticated in financial and business matters and it is, on its own, capable of evaluating the merits and the risks of the sale of the Shares. In making its decision to sell the Shares, PLC has relied solely on its own advisors, and not on the advice of Cantor, the Company or the Company’s advisors or legal counsel.

G.           in consideration for Cantor’s purchase of the Shares, PLC, for and on behalf of itself, its affiliates, attorneys, successors, and assigns, hereby waives, remits, releases and forever discharges Cantor and the Company and each of their respective subsidiaries (direct or indirect), affiliates, shareholders, board members, officers, directors, trustees, beneficiaries, employees, representatives, personal representatives, trust companies, corporate service companies, executors, servants, attorneys in fact and at law, agents, insurers, sureties, heirs, successors and assigns (collectively, “Cantor/Company Releasees”) from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date hereof, relating to any non-disclosure by Cantor or the Company to PLC of any material, non-public information relating to the Company.

H.           PLC also covenants not to sue or otherwise participate in any action or class action against, any of the Cantor/Company Releasees based upon any of the claims released in paragraph G, above.

I.           PLC fully understands the effect of its waiver contained herein and elects to proceed with the sale of the Shares to Cantor.

5.           Cantor Representations, Warranties and Covenants.  Cantor hereby represents, warrants and covenants to the Company as follows:

A.           Cantor has full partnership power and authority to execute and deliver this agreement and to perform its obligations hereunder.  This agreement and each other document, instrument or agreement executed and delivered by Cantor in connection with the transactions contemplated hereby has been duly executed and delivered by Cantor and constitutes the valid and legally binding obligation of Cantor, enforceable against it in accordance with its terms and conditions, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors’ rights.

B.           Following the purchase by Cantor of the Shares from PLC in the transaction referred to in Section 1(A) hereof, Cantor will be the legal and beneficial owner of the Shares and will have the right to transfer the whole of the legal and beneficial interest in and title to the Shares, which will be transferred to the Company on the closing date free from any Liens.

C.           Notwithstanding the provisions of Section 3, Cantor has sufficient information on which to base its decision to sell the Shares.

D.           The Company has not made any representations (oral or otherwise) upon which Cantor is relying in connection with the sale of the Shares.

E.           Cantor has conducted its own analysis and its own due diligence with respect to the transaction, and it has conducted such analysis to whatever extent it considers appropriate to form a basis for its decision to sell the Shares.

F.           Cantor is experienced and sophisticated in financial and business matters and it is, on its own, capable of evaluating the merits and the risks of the sale of the Shares. In making its decision to sell the Shares, Cantor has relied solely on its own advisors, and not on the advice of Cantor, the Company or the Company’s advisors or legal counsel.

G.           In consideration for the Company’s purchase of the Shares, Cantor, for and on behalf of itself, its affiliates, attorneys, successors, and assigns, hereby waives, remits, releases and forever discharges the Company and each of its subsidiaries (direct or indirect), affiliates, shareholders, board members, officers, directors, trustees, beneficiaries, employees, representatives, personal representatives, trust companies, corporate service companies, executors, servants, attorneys in fact and at law, agents, insurers, sureties, heirs, successors and assigns (collectively, “Company Releasees”) from any and all manner of action, claims, liens, demands, liabilities, potential or actual causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or other theory or basis, from the beginning of the world to the date hereof, relating to any non-disclosure by Cantor or the Company to Cantor of any material, non-public information relating to the Company.

H.           Cantor also covenants not to sue, or otherwise participate in any action or class action against, any of the Company Releasees based upon any of the claims released in paragraph G, above.

I.           Cantor fully understands the effect of its waiver contained herein and elects to proceed with the sale of the Shares to the Company.

3.           Survival. All representations, warranties and covenants of PLC and Cantor contained in this agreement shall survive the closing of the transactions contemplated hereby.

4.           Miscellaneous.

A.           This agreement shall be governed by and construed in accordance with the laws of New York State, notwithstanding the operation of any conflict or choice of law statues or decisional law to the contrary.  Each of PLC and Cantor hereby consents to the jurisdiction of the Federal and state courts located in the Borough of Manhattan, City and State of New York, in connection with any disputes under this agreement.

B.           If at any time after the date of the execution of this agreement, any provision of this agreement shall be held to be illegal, void or unenforceable by a court of competent jurisdiction, such provision shall be of no force and effect; provided, however, that the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this agreement.

C.           This agreement constitutes the entire agreement and understanding among the parties, and it supersedes any and all prior representations, understandings and agreements, whether written or verbal.  This agreement cannot be changed orally.  Any amendments to this agreement must be made in writing and signed by the parties.

D.           Each of the signatories to this agreement agrees to execute all such further documents, and to take all such further action, as may be deemed necessary or advisable in order to effectuate the intent and purpose of this agreement.

E.           This agreement may be executed in counterparts and/or by facsimile transmission, each of which when executed shall be deemed to be an original and all of which together shall constitute a single instrument binding upon the parties hereto; provided, however, that originally signed documents shall also be provided.  All fully executed copies shall be considered duplicate originals, equally admissible in evidence.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PRIME LOGIC CAPITAL LLC

By:	/s/ Marc Cummings
Title: Partner

CANTOR FITZGERALD & CO.

By:	/s/Heid Olson
Title: CAO

NATHAN’S FAMOUS, INC.

By:	/s/Eric Gatoff
Title: CEO

Exhibit A

Cantor Bank Account Information

Exhibit B

Nathan’s Bank Account Information